                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  November 7, 2001

                           HANOVER COMPRESSOR COMPANY

               (Exact Name of Registrant as Specified in Charter)



         Delaware                      1-13071                 75-0625124
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)


       12001 North Houston Rosslyn
          Houston, Texas  77086                                   77086
(Address of Principal Executive Offices)                        (Zip Code)

      Registrant's telephone number, including area code:  (281) 447-8787

Item 5.  Other Events.

See the following press release:

                   HANOVER COMPRESSOR REPORTS RECORD REVENUE
                         AND CASH FLOW FOR 3rd QUARTER
                                      ---
         YEAR-OVER-YEAR CASH FLOW BEFORE SPECIAL CHARGES INCREASES 67%
                                      ---
         FULLY DILUTED 3Q01 EPS BEFORE SPECIAL CHARGES $0.36 vs. $0.23

HOUSTON, November 7, 2001 - Hanover Compressor Company (NYSE: HC), a leading provider of outsourced natural gas compression services, today reported continued strong growth for the third quarter ended September 30, 2001. For the quarter revenues of $298.8 million increased 84 percent over the prior year quarter. Third quarter cash flow (income before income taxes, interest expense, leasing expense, distributions on mandatorily redeemable convertible preferred securities and depreciation and amortization) and net income of $83.8 million and $22.5 million, or $0.29 per share, respectively, increased 52 percent and 46 percent, respectively, compared with the same quarter a year earlier.

Cash flow before special items, excluding the effects of mark to market for derivative instruments, a bridge loan fee commitment fee and a deferred lease transaction charge, was $ 92.3 million, a 67 percent increase over the prior year period. Net income before special charges was $28.1 million or $0.36 per share compared with $15.4 million or $0.23 per share for the third quarter of 2000.

"We are very pleased with Hanover's performance across all business lines," said Michael J. McGhan, President and Chief Executive Officer. "The results reflect the solid integration of Production Operators Inc. (POI) and related assets that we recently acquired from Schlumberger Ltd., as well as excellent operation of our existing businesses, and continued sound execution of our expansion into new geographic and product markets. Our results also demonstrate strong organic growth in our outsourcing businesses, which now include compression, gas treating, process measurement and power generation. Significantly, Hanover's rental fleet utilization at the end of the quarter was 94.2 percent, reflecting both the stability of the critical production-related gas compression segment as well as the superb performance of the Company's outstanding field operations and business development groups.

"Despite the slowing of the overall U.S. economy, our results remained strong because of the unique nature of Hanover's businesses, which are driven primarily by the consumption of natural gas, as opposed to the level of commodity energy prices," McGhan said. "The stable level of project-by-project growth that we achieved during the quarter indicates that Hanover continues to be a key beneficiary of the trend towards the outsourcing of gas compression solutions."

McGhan said the trend toward outsourcing continues to be strong among natural gas producers, both domestically and overseas. "Hanover's compressor fleet utilization and efficiency are running at a very high rate as our Company performs at the highest level for our expanding customer base," he said. "We are very pleased with our significant progression during the years and we look forward to further material improvement as we continue to execute our plan."

As previously disclosed, third quarter pre-tax earnings were reduced by an aggregate of $9.0 million as a result of three special charges recorded in the quarter. A $5.7 million non-cash charge attributable to the change in fair market value of an interest rate swap held by the Company which does not qualify for hedge accounting under Statement of Financial Accounting Standards (SFAS) 133: Accounting for Derivatives was recorded. Under SFAS 133 Hanover must mark to market quarterly the fair market value of derivative instruments and to recognize certain non-cash charges or income on its income statement. Hanover uses interest rate swap agreements to mitigate the risk of potential increases in interest rates affecting its floating interest rate debt. The Company also recorded two additional charges: a $2.8 million charge related to a bridge loan commitment fee associated with Hanover's recent acquisition of Production Operators Inc. and related assets from Schlumberger Ltd., and a $0.5 million non-cash, deferred transaction charge associated with the Company's exercise during the quarter of its purchase option under a 1998 operating lease. These charges, which negatively impacted reported diluted EPS by $0.07 per share, had an immaterial impact on Hanover's cash flow from operations. Additionally, during the quarter the Company changed the estimated useful life of certain types of compression equipment. This change had an immaterial impact on the Company's reported net income and cash flow from operations during the quarter.

Total revenues for the nine-month period ended September 30, 2001 were $781.6 million, compared with $370.2 million for the first nine months of 2000, an increase of 111 percent. Cash flow and net income for the nine-month period ended September 30, 2001 were $227.8 million and $64.5 million, respectively. Cash flow and net income before special items for the nine-month period were $239.3 million and $71.9 million, respectively.

Each of Hanover's business segments reported strong profitability and significant year-over-year growth. Compression rental revenues of $105.0 million grew 58 percent compared with the third quarter a year ago. Rental fleet compression at September 30, 2001 totaled 3,487,000 horsepower, an increase of 954,000 horsepower over the second quarter and 1,389,000 horsepower above the third quarter of 2000. Fleet utilization and pricing were strong; reflecting continued organic growth in customer demand for outsourcing compression, the success of recent acquisitions and the company's focus on delivering the highest mechanical run-time and service to its customers during this critical time for the industry. Consolidated rental gross profit margins for the quarter were 66.3 percent, a 20 basis point improvement over the second quarter despite the Company's addition of the slightly lower margin Production Operators' fleet through the acquisition completed on August 31.

Related compression parts, service and used equipment segment revenues of $84.6 million for the quarter increased 194 percent versus the same quarter a year ago, indicating Hanover's success in developing this product line to better address the needs of in-field compression assets not yet outsourced. Third quarter compressor fabrication revenue was $55.7 million, a 80 percent increase over the year earlier period, reflecting the full inclusion of the Dresser Rand Compression Services division's packaging operations acquired September 2000. Production and processing equipment fabrication revenue was $50.4 million in the third quarter, an increase of 54 percent over the same period in the prior year.

"Hanover continues to enjoy the benefits of our balanced five-part growth strategy, utilizing continued domestic market share growth, international market penetration, accelerated outsourced compression market growth through purchase-leasebacks of customer-owned equipment, selective corporate acquisitions and expansion into highly complementary outsourced gas handling services," said McGhan. "Our acquisition of POI and related long-term alliance with Schlumberger are off to a terrific start as we successfully expand the geographic markets served and the product lines we provide, applying Hanover's outsourcing formula beyond compression, to provide a total solutions package that is highly valued by our customers. We are confident that we have the right strategy, the right mix of services and products, and the management depth required to grow our domestic business and to expand aggressively into new markets. We have increased our quotation levels and customer relationships in several international markets and are confident that we will enter 2002 with a number of large projects in hand, justifying our optimistic outlook for the fourth quarter and the coming year."

Hanover Compressor Company is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                                 #     #     #

                           (Financial Tables Follow)

                          Hanover Compressor Company
                       Consolidated Statement of Income
        (unaudited, in thousands of dollars, except per share amounts)

                                                                               Three months                      Nine months
                                                                             ended September 30,              ended September 30,
                                                                             -------------------              --------------------
                                                                               2001       2000                  2001         2000
                                                                             --------   --------              --------     --------
Revenues and Other:
  Rentals                                                                    $104,995   $ 66,309              $275,120     $180,210
  Parts, service and used equipment                                            84,608     28,743               189,063       64,293
  Compressor fabrication                                                       55,678     30,975               168,168       60,146
  Production and processing equipment fabrication                              50,363     32,759               139,296       53,870
  Equity in income of non-consolidated affiliates                               1,688        455                 3,751        1,953
  Other                                                                         1,467      3,340                 6,243        9,750
                                                                             --------   --------              --------     --------
                                                                              298,799    162,581               781,641      370,222
                                                                             --------   --------              --------     --------
Expenses:
  Rentals                                                                      35,390     23,263                92,663       62,104
  Parts, service and used equipment                                            61,716     17,951               132,126       42,202
  Compressor fabrication                                                       45,897     26,208               140,915       50,082
  Production and processing equipment fabrication                              39,831     25,520               110,277       41,938
  Selling, general and administrative                                          23,706     14,467                66,341       34,481
  Depreciation and amortization (1)                                            24,998     14,179                60,926       36,830
  Leasing expense                                                              16,614     11,460                47,541       29,596
  Interest expense                                                              4,355      2,925                10,318        5,560
  Distributions on mandatorily redeemable convertible
   preferred securities                                                         1,593      1,593                 4,780        4,776
  Other (2)                                                                     8,466          -                11,473            -
                                                                             --------   --------              --------     --------
                                                                              262,566    137,566               677,360      307,569
                                                                             --------   --------              --------     --------
Income before income taxes                                                     36,233     25,015               104,281       62,653
Provision for income taxes                                                     13,769      9,605                39,620       23,305
                                                                             --------   --------              --------     --------
Net income before cumulative effect of accounting change                       22,464     15,410                64,661       39,348
  Cumulative effect of accounting change for derivative
   instruments, net of income tax                                                   -          -                  (164)           -
                                                                             --------   --------              --------     --------
Net income                                                                   $ 22,464   $ 15,410              $ 64,497     $ 39,348
                                                                             ========   ========              ========     ========

Diluted net income per share:
  Net income before cumulative effect of accounting change                   $ 22,464   $ 15,410              $ 64,661     $ 39,348
  Distributions on mandatorily redeemable convertible
   preferred securities, net of income tax                                      1,036      1,016                 3,108            -
  Cummulative effect of accounting change, net of income tax                        -          -                  (164)           -
                                                                             --------   --------              --------     --------
  Net income for purposes of computing diluted
   net income per share                                                      $ 23,500   $ 16,426              $ 67,605     $ 39,348
                                                                             ========   ========              ========     ========

Weighted average common
  equivalent shares outstanding:
  Basic                                                                        73,194     63,966                70,098       60,324
                                                                             ========   ========              ========     ========
  Diluted                                                                      81,890     72,097                78,997       64,619
                                                                             ========   ========              ========     ========

Earnings per common share:
  Basic                                                                         $0.31      $0.24                 $0.92        $0.65
                                                                             ========   ========              ========     ========
  Diluted                                                                       $0.29      $0.23                 $0.86        $0.61
                                                                             ========   ========              ========     ========

(1) Includes $0.5 million non-cash, deferred transaction charge associated with the Company's exercise of its purchase option under its 1998 operating lease in the third quarter of 2001.

(2) Includes $5.7 million and $8.7 million of non-cash charges attributable to changes in fair market value of a derivative instrument for the third quarter and for the nine months ended September 30, 2001, respectively. Also includes a $2.8 million charge attributable to a bridge loan commitment fee associated with the Company's acquisition of Production Operators Corp. in the third quarter of 2001.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HANOVER COMPRESSOR COMPANY


Date:  November 8, 2001          By: /s/ Michael J. McGhan
                                     ---------------------------------
                                     Michael J. McGhan
                                     President and Chief Executive Officer